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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Praxair, Inc., which is incorporated by reference in Praxair, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

Stamford, Connecticut
April 30, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS